Exhibit 8.1

SUBSIDIARIES OF THE REGISTRANT
Zentaris IVF GmbH
(Germany)
Aeterna Zentaris, Inc.
(Delaware)
Aeterna Zentaris GmbH
(Germany)
Aeterna Zentaris Inc.
(Canada)
AETERNA ZENTARIS INC.
100%
100%
100%